Exhibit 3.29

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREEN TREE INVESTMENT MANAGEMENT LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF JANUARY, A.D. 2008, AT 4:44 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2008, AT 5:59 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREEN TREE INVESTMENT MANAGEMENT LLC”.

Jeffrey W. Bullock, Secretary of State
4491260 8100H	AUTHENTICATION: 0939711
131368264	DATE: 12-03-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:44 PM 01/17/2008
FILED 04:44 PM 01/17/2008
SRV 080057789 – 4491260 FILE	CERTIFICATE OF FORMATION

OF

GREEN TREE INVESTMENT MANAGEMENT LLC

This Certificate of Formation of GREEN TREE INVESTMENT MANAGEMENT LLC (the “LLC”), dated as of the 17th day of January, 2008, is being duly executed and filed by Adanech Getachew as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is “GREEN TREE INVESTMENT MANAGEMENT LLC”.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

THIRD. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Name: Adanech Getachew
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:15 PM 01/22/2008
FILED 05:59 PM 01/22/2008
SRV 080070392 – 4491260 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Green Tree Investment Management LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

THIRD. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of January , A.D. 2008.

By:
Authorized Person(s)

Name:	Adanech Getachew
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